News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

IGT Reports Fourth Quarter and Fiscal Year 2013 Results and Announces Anticipated $200 million Accelerated Share Repuchase

Fiscal 2013 Highlights (compared to last year)
•	Total revenues increased 9% to $2.34 billion
•	Social gaming revenues increased 151% to $219 million and average bookings per daily active user grew 42% to $0.37
•	Adjusted earnings per share from continuing operations increased 22% to $1.27
•	GAAP earnings per share from continuing operations increased 20% to $1.03
•	Shipped 32,900 North America replacement units, up 50%
•	Returned $270 million to shareholders in the form of share repurchases and dividends

Fourth Quarter Highlights (compared to last year's fourth quarter)
•	Total revenues increased to $632 million
•	Social gaming revenues increased 72% to $61 million and average bookings per daily active user grew 43% to $0.40
•	Shipped 11,500 North America replacement units, up 35%

Announcement of $200 million Accelerated Share Repurchase Transaction
•	IGT announces that it intends to enter into a $200 million accelerated share repurchase agreement, further demonstrating its continued commitment to shareholder returns

(LAS VEGAS – November 7, 2013) – International Game Technology (NYSE: IGT) today reported operating results for the fourth quarter and fiscal year ended September 30, 2013.

  "We are extremely pleased to report our fiscal year 2013 financial results," said Patti Hart, CEO of IGT. "We continue to drive significant revenue and earnings per share growth through the successful execution of our strategy and disciplined approach to capital allocation.  Our goal, as always, is to maximize our returns to shareholders through targeted share repurchases, consistent dividends and robust earnings growth."

© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

Consolidated Results

	Periods Ended September 30,
		Fourth Quarters		Years
	2013	2012	% Change	2013	2012	% Change
($ in millions, except per share amounts)
GAAP Measures
Revenue	$632.3	$631.1	0%	$2,341.6	$2,150.7	9%
Operating income	123.4	108.3	14%	494.1	421.7	17%
Income from continuing operations	63.5	90.1	-30%	272.7	249.7	9%
Earnings per share from continuing operations	$0.24	$0.33	-27%	$1.03	$0.86	20%
Net operating cash flows				$462.6	$446.5	4%

Non-GAAP Measures
Adjusted operating income	$148.2	$188.6	-21%	$603.5	$563.8	7%
Adjusted income from continuing operations	79.8	101.9	-22%	336.7	301.1	12%
Adjusted earnings per share from continuing operations	$0.30	$0.38	-21%	$1.27	$1.04	22%
Free cash flow				$334.8	$237.8	41%

Adjusted operating income, adjusted income from continuing operations, adjusted earnings per share from continuing operations and free cash flow are non-GAAP financial measures. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

•	Fiscal 2013 revenues increased 9% to $2.34 billion, primarily driven by North America growth in social gaming and machine sales.
•	For fiscal 2013, North America revenue increased 12% to $1.84 billion and international revenue was flat at $507 million.
•	Fiscal 2013 adjusted earnings per share from continuing operations increased 22% to $1.27.
•	Free cash flow increased 41% to $335 million largely due to lower capital expenditures in gaming operations.
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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

Gaming Operations
	Periods Ended September 30,
		Fourth Quarters		Years
	2013	2012	% Change	2013	2012	% Change
($ in millions, unless otherwise noted)
Revenue	$247.1	$263.8	-6%	$991.4	$1,040.0	-5%
Gross profit	155.5	161.7	-4%	617.1	634.3	-3%
Gross margin	63%	61%	3%	62%	61%	2%
Installed base ('000)	54.6	57.1	-4%	54.6	57.1	-4%
Yield (average revenue per unit per day - $0.00)	$48.78	$50.83	-4%	$48.74	$51.49	-5%

•	Revenues decreased 6% to $247 million in the fourth quarter primarily due to lower North America MegaJackpots® revenue.
•	Gross margin increased to 63% from 61% compared to the prior year quarter, primarily due to lower jackpot expenses and depreciation.
•	Installed base decreased primarily driven by a decline in North America MegaJackpots® units.
•
Average revenue per unit per day in the quarter was $48.78, down 4% over the prior year quarter primarily due to lower MegaJackpots® yields and up 2% sequentially reflecting positive international trends.

Product Sales
	Periods Ended September 30,
		Fourth Quarters		Years
	2013	2012	% Change	2013	2012	% Change
($ in millions, unless otherwise noted)
Revenue	$312.2	$313.4	0%	$1,085.2	$966.8	12%
Gross profit	155.7	174.3	-11%	565.0	522.3	8%
Gross margin	50%	56%	-10%	52%	54%	-4%
Machine units recognized ('000)	18.8	14.5	30%	57.2	43.6	31%
Machine average sales price ('000)	$11.6	$15.0	-23%	$13.2	$15.0	-12%

•
Revenues were relatively flat for the quarter, and up 12% to $1.09 billion for the year primarily due to increased North America machine sales largely related to Canadian VLT sales and higher systems installations.

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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

•	Gross margin decreased to 50% from 56% while average machine sales prices declined to $11,600 in the fourth quarter, due to targeted promotional activity and product mix.

Interactive

	Periods Ended September 30,
		Fourth Quarters		Years
	2013	2012	% Change	2013	2012	% Change
($ in millions, unless otherwise noted)
Revenue	$73.0	$53.9	35%	$265.0	$143.9	84%
Social gaming	61.4	35.8	72%	218.5	87.0	151%
IGTi	11.6	18.1	-36%	46.5	56.9	-18%

Gross Margin	62%	62%	0%	61%	56%	9%
Social gaming	63%	61%	3%	62%	61%	2%
IGTi	57%	65%	-12%	58%	49%	18%

DoubleDown average user statistics*
DAU (Daily active users) ('000)	1,705	1,415	20%	1,636	1,372	19%
MAU (Monthly active users) ('000)	6,720	5,072	32%	6,141	5,097	20%
Bookings per DAU (0.00)	$0.40	$0.28	43%	$0.37	$0.26	42%
*as a single application with multiple games, active users equal unique users

•	Social gaming revenues increased 72% to $61 million in the fourth quarter compared to the prior year quarter, primarily driven by an increase in both average DAU and bookings per DAU.
•	Average DAU were 1.7 million, an increase of 20% over the prior year quarter.
•	Average MAU were 6.7 million, an increase of 32% compared to the prior year quarter.
•	Average bookings per DAU was $0.40, an increase of 43% over the same quarter last year.

© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

Operating Expenses
	Periods Ended September 30,
		Fourth Quarters		Years
	2013	2012	% Change	2013	2012	% Change
($ in millions, unless otherwise noted)
Operating Expenses
Selling, general & administrative	$135.3	$106.7	27%	$460.4	$410.4	12%
Research & development	62.7	59.6	5%	235.0	217.0	8%
Depreciation & amortization	19.4	21.1	-8%	77.4	76.9	1%
Contingent acquisition-related costs	15.3	31.3	-51%	73.9	69.1	7%
Impairment and restructuring	0.4	42.5	*	3.6	42.5	*
Total operating expenses	$233.1	$261.2	-11%	$850.3	$815.9	4%

Adjusted Operating Expenses
Total	$210.6	$182.7	15%	$745.1	$679.6	10%

Adjusted operating expenses is a non-GAAP financial measure. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

•	Fourth quarter operating expenses decreased over the prior year quarter primarily due to decreases in impairment and acquisition-related charges, partially offset by increases in SG&A and R&D.
•
SG&A increased over the prior year quarter primarily due to increased advertising expenses in correlation with growing social gaming revenues, the shift in timing of G2E 2013, and additional head count.  Higher professional fees, bad debt provisions, and a legal settlement also contributed to the increase.

•	Fiscal year operating expenses improved to 36% of revenues compared to 38% in the prior year.

Balance Sheet and Capital Deployment

	September 30,
	2013	2012	% Change
($ in millions, unless otherwise noted)
Cash and equivalents (including restricted amounts)	$809.1	$288.2	181%
Working capital	267.5	633.0	-58%
Contractual debt obligations	2,150.0	1,790.0	20%

•	Cash and contractual debt obligations both increased during the quarter driven by the issuance of $500 million, 5.35% bonds due 2023. The company intends to use
© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

•	the net proceeds to redeem a portion of its convertible notes due May 2014 and for general corporate purposes.
•
Working capital decreased primarily due to the reclassification of our convertible notes due May 2014 from non-current to current liabilities, partially offset by increased cash from the new long-term debt issuance.

•	During the quarter, the company announced its fourth consecutive quarterly cash dividend increase, up 67% compared to the same quarter last year.
•	During fiscal 2013, the company returned $270 million in the form of dividends and share repurchases to its shareholders.

Other
References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified.

Outlook
Based on current expectations, the company is providing its initial fiscal year 2014 guidance for adjusted earnings from continuing operations of $1.28 to $1.38 per share.
GAAP earnings per share from continuing operations for fiscal year 2014 will include acquisition-related expenses, primarily related to DoubleDown, the amount of which is not determinable at this time.  The company may also recognize other items that are not currently determinable, but may be significant. For this reason, the company is unable to provide estimates for full-year GAAP earnings per share from continuing operations at this time.

Earnings Conference Call
As previously announced on October 29, 2013, IGT will host a conference call to discuss its fourth quarter and fiscal year 2013 earnings results on Thursday, November 7, 2013, at 10:30 a.m. PST (or 1:30 p.m. EST). The access numbers are as follows:
Domestic callers dial +1 877-891-6979, passcode IGT
International callers dial +1 773-756-4700, passcode IGT

© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/investors.  The call will be archived until Thursday, November 21, 2013 at http://www.IGT.com/investors, for those interested parties that are unable to participate during the live webcast.
A taped replay of the conference call will be available after the conference call. This replay will run through Thursday, November 21, 2013.  The access numbers are as follows:
Domestic callers dial +1 800-841-8615
International callers dial +1 203-369-3833

Q4 FY 2013 Excel file

Q4 FY 2013 PDF of this press release

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance (including our guidance for fiscal year 2014), our strategic and operational plans, and repurchases of our common stock under the proposed accelerated stock repurchase transaction.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; and future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry.  A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for
© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

fiscal 2012 filed with the SEC on November 28, 2012 and our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2013 filed with the SEC on August 2, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com/investors.  Additional information will also be set forth in our Annual Report on Form 10-K for our 2013 fiscal year, which we expect to file with the SEC in the fourth quarter of calendar 2013.  All information provided in this release is as of November 7, 2013, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

IGT Resources:
•            Like us on Facebook
•            Play DoubleDown Casino Games
•            Like DoubleDown Casino on Facebook
•            Follow us on Twitter
•            View IGT's YouTube Channel
•            Check out our other Games and Gaming Systems

About IGT
International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for markets around the world. IGT's acquisition of DoubleDown Interactive provides engaging social casino style entertainment to more than 6 million players monthly. More information about IGT is available at IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com

IGT Contacts:

Michael Greene
Senior Manager, Investor Relations

Kate Pearlman
Vice President, Investor Relations and Treasury

+1 866-296-4232
© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)
	Periods Ended September 30,
	Fourth Quarters		Years
	2013	2012	2013	2012
(In millions, except per share amounts)
Revenues
Gaming operations	$247.1	$263.8	$991.4	$1,040.0
Product sales	312.2	313.4	1,085.2	966.8
Interactive	73.0	53.9	265.0	143.9
Total revenues	632.3	631.1	2,341.6	2,150.7
Costs and operating expenses
Cost of gaming operations	91.6	102.1	374.3	405.7
Cost of product sales	156.5	139.1	520.2	444.5
Cost of interactive	27.7	20.4	102.7	62.9
Selling, general and administrative	135.3	106.7	460.4	410.4
Research and development	62.7	59.6	235.0	217.0
Depreciation and amortization	19.4	21.1	77.4	76.9
Contingent acquisition-related costs	15.3	31.3	73.9	69.1
Impairment	0.4	42.5	3.6	42.5
Total costs and operating expenses	508.9	522.8	1,847.5	1,729.0
Operating income	123.4	108.3	494.1	421.7
Other income (expense)
Interest income	10.4	11.4	44.4	45.3
Interest expense	(31.0)	(31.3)	(123.4)	(122.2)
Other	(3.3)	4.3	(12.8)	(2.0)
Total other income (expense)	(23.9)	(15.6)	(91.8)	(78.9)
Income from continuing operations before tax	99.5	92.7	402.3	342.8
Income tax provision	36.0	2.6	129.6	93.1
Income from continuing operations	63.5	90.1	272.7	249.7
Loss from discontinued operations, net of tax	-	(2.0)	-	(3.8)
Net income	$63.5	$88.1	$272.7	$245.9
Basic earnings (loss) per share
Continuing operations	$0.24	$0.34	$1.04	$0.86
Discontinued operations	-	(0.01)	-	(0.01)
Net income	$0.24	$0.33	$1.04	$0.85
Diluted earnings (loss) per share
Continuing operations	$0.24	$0.33	$1.03	$0.86
Discontinued operations	-	-	-	(0.01)
Net income	$0.24	$0.33	$1.03	$0.85
Weighted average shares outstanding
Basic	260.4	268.5	262.6	288.8
Diluted	264.7	270.0	265.2	290.4

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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	September 30,
	2013	2012
(In millions)
Assets
Current assets
Cash and equivalents	$713.3	$206.3
Investment securities	28.8	-
Restricted cash and investments	67.0	81.9
Jackpot annuity investments	56.5	60.2
Receivables, net	577.9	564.8
Inventories	90.1	92.9
Other assets and deferred costs	242.4	257.2
Total current assets	1,776.0	1,263.3
Property, plant and equipment, net	483.9	555.7
Jackpot annuity investments	268.6	295.7
Contracts and notes receivable, net	165.6	139.3
Goodwill and other intangibles, net	1,601.7	1,663.1
Other assets and deferred costs	317.0	368.0
Total Assets	$4,612.8	$4,285.1
Liabilities and Shareholders' Equity
Current liabilities
Short-term debt	$826.6	$-
Accounts payable	110.0	87.5
Jackpot liabilities, current portion	131.7	152.4
Dividends payable	25.9	16.0
Other accrued liabilities	414.3	374.4
Total current liabilities	1,508.5	630.3
Long-term debt	1,366.3	1,846.4
Jackpot liabilities	293.3	328.6
Other liabilities	190.6	282.0
Total Liabilities	3,358.7	3,087.3
Total Equity	1,254.1	1,197.8
Total Liabilities and Shareholders' Equity	$4,612.8	$4,285.1

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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

	Years Ended
	September 30,
	2013	2012
(In millions)
Operating
Net income	$272.7	$245.9
Adjustments:
Depreciation and amortization	231.6	240.3
Acquisition-related contingent earn-out costs	35.0	27.5
Other non-cash items	95.3	98.1
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	(93.1)	(101.1)
Inventories	14.2	(11.7)
Accounts payable and accrued liabilities	(33.6)	53.8
Jackpot liabilities	(73.6)	(47.5)
Income taxes, net of employee stock plans	(27.1)	(40.8)
Other assets and deferred costs	28.6	(18.0)
Settlement of treasury lock contracts	12.6	-
Net operating cash flows	462.6	446.5
Investing
Capital expenditures	(127.8)	(208.7)
Investment securities, net	(28.8)	-
Jackpot annuity investments, net	48.6	51.8
Changes in restricted cash	14.9	10.7
Loans receivable, net	32.4	29.0
Business acquisitions, net of cash acquired	-	(233.9)
Other	24.6	42.3
Net investing cash flows	(36.1)	(308.8)
Financing
Debt-related proceeds (payments), net	351.4	140.0
Employee stock plan proceeds	30.0	15.7
Share repurchases	(190.5)	(475.2)
Noncontrolling interest acquired	-	(2.5)
Dividends paid	(79.0)	(70.6)
Acquisition-related contingent consideration	(27.9)	-
Net financing cash flows	84.0	(392.6)
Foreign exchange rates effect on cash	(3.5)	1.2
Net change in cash and equivalents	507.0	(253.7)
Beginning cash and equivalents	206.3	460.0
Ending cash and equivalents	$713.3	$206.3
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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

SUPPLEMENTAL DATA (Unaudited)
	Periods Ended September 30,
Revenue Metrics	Fourth Quarters		Years
	2013	2012	2013	2012
In millions, unless otherwise noted
Gaming Operations
Revenues	$247.1	$263.8	$991.4	$1,040.0
North America	211.2	229.6	854.2	907.8
International	35.9	34.2	137.2	132.2
Gross margin	63%	61%	62%	61%
North America	62%	60%	61%	60%
International	69%	71%	69%	70%
Installed base ('000)	54.6	57.1	54.6	57.1
North America	41.4	43.4	41.4	43.4
International	13.2	13.7	13.2	13.7
Average revenue per unit per day (0.00)	$48.78	$50.83	$48.74	$51.49
Product Sales
Revenues	$312.2	$313.4	$1,085.2	$966.8
North America	215.6	224.2	759.8	648.2
International	96.6	89.2	325.4	318.6
Machines	$217.7	$217.5	$755.5	$653.5
North America	145.3	152.9	519.4	421.3
International	72.4	64.6	236.1	232.2
Non-machine	$94.5	$95.9	$329.7	$313.3
North America	70.3	71.3	240.4	226.9
International	24.2	24.6	89.3	86.4
Gross margin	50%	56%	52%	54%
North America	51%	58%	54%	57%
International	48%	49%	48%	49%
Units recognized ('000)	18.8	14.5	57.2	43.6
North America	13.9	10.4	42.2	29.1
International	4.9	4.1	15.0	14.5
Units shipped ('000) [includes units where revenues deferred]	18.4	14.6	55.6	44.2
North America	13.4	10.4	41.7	29.3
New	1.9	1.9	8.8	7.3
Replacement	11.5	8.5	32.9	22.0
International	5.0	4.2	13.9	14.9
New	2.1	1.2	4.8	5.6
Replacement	2.9	3.0	9.1	9.3
Average machine sales price ('000)	$11.6	$15.0	$13.2	$15.0
North America	10.5	14.7	12.3	14.5
International	15.0	15.8	15.8	16.0
Interactive
Revenues	$73.0	$53.9	$265.0	$143.9
North America	62.3	36.1	221.1	88.1
International	10.7	17.8	43.9	55.8
Social Gaming	61.4	35.8	218.5	87.0
North America	61.4	35.8	218.5	87.0
International	-	-	-	-
IGTi	11.6	18.1	46.5	56.9
North America	0.9	0.3	2.6	1.1
International	10.7	17.8	43.9	55.8
Gross margin	62%	62%	61%	56%
North America	63%	61%	62%	61%
International	55%	64%	57%	49%
DoubleDown average user metrics*
DAU ('000)	1,705	1,415	1,636	1,372
MAU ('000)	6,720	5,072	6,141	5,097
Bookings per DAU ($0.00)	$0.40	$0.28	$0.37	$0.26
*as a single application with multiple games, active users equal unique users

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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

Reconciliations of GAAP to Non-GAAP Adjusted Financial Measures
(in millions, except EPS)

Fourth Quarter Ended September 30, 2013
					Continuing Operations
	Product Sales Revenue	Cost of Interactive	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$312.2	$27.7	$233.1	$123.4	$63.5	$0.24
% of revenue			37%	20%
Acquisition-related charges: (b)
Contingent retention & earn-out	-	-	(15.3)	15.3	10.0	0.03
Amortization of intangibles	-	(2.3)	(4.4)	6.7	4.4	0.02
Legal settlement	-	-	(2.4)	2.4	1.6	0.01
Impairment	-	-	(0.4)	0.4	0.3	-
Total non-GAAP adjustments	-	(2.3)	(22.5)	24.8	16.3	0.06

Adjusted measures	$312.2	$25.4	$210.6	$148.2	$79.8	$0.30
% of revenue			33%	23%

Year Ended September 30, 2013
					Continuing Operations
	Product Sales Revenue	Cost of Interactive	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$1,085.2	$102.7	$850.3	$494.1	$272.7	$1.03
% of revenue			36%	21%
Acquisition-related charges: (b)
Contingent retention & earn-out	-	-	(73.9)	73.9	48.4	0.17
Amortization of intangibles	-	(9.2)	(17.7)	26.9	17.6	0.07
Proxy fees	-	-	(7.6)	7.6	4.9	0.02
Legal settlement	-	-	(2.4)	2.4	1.6	0.01
Impairment	-	-	(3.6)	3.6	2.4	0.01
Royalty settlement	(5.0)	-	-	(5.0)	(5.0)	(0.02)
Certain discrete tax items (benefits)	-	-	-	-	(5.9)	(0.02)
Total non-GAAP adjustments	(5.0)	(9.2)	(105.2)	109.4	64.0	0.24

Adjusted measures	$1,080.2	$93.5	$745.1	$603.5	$336.7	$1.27
% of revenue			32%	26%

(a) Adjustments tax effected at 35%, except no tax effect on royalty settlement
(b) Primarily related to DoubleDown

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News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

Fourth Quarter Ended September 30, 2012
				Continuing Operations
	Cost of Interactive	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$20.4	$261.2	$108.3	$90.1	$0.33
% of revenue		41%	17%
Acquisition-related charges: (b)
Contingent retention & earn-out	-	(31.3)	31.3	19.9	0.07
Amortization of intangibles	(1.8)	(4.7)	6.5	4.1	0.02
Impairment and restructuring	-	(42.5)	42.5	(12.2)	(0.04)
Total non-GAAP adjustments	(1.8)	(78.5)	80.3	11.8	0.05

Adjusted measures	$18.6	$182.7	$188.6	$101.9	$0.38
% of revenue		29%	30%

Year Ended September 30, 2012
				Continuing Operations
	Cost of Interactive	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$62.9	$815.9	$421.7	$249.7	$0.86
% of revenue		38%	20%
Acquisition-related charges: (b)
Contingent retention & earn-out	-	(69.1)	69.1	44.1	0.15
Amortization of intangibles	(5.8)	(13.3)	19.1	12.2	0.04
Professional fees	-	(5.8)	5.8	3.7	0.01
Impairment and restructuring	-	(42.5)	42.5	(12.2)	(0.04)
Distributor settlement	-	(3.1)	3.1	2.0	0.01
Severance	-	(2.5)	2.5	1.6	0.01
Total non-GAAP adjustments	(5.8)	(136.3)	142.1	51.4	0.18

Adjusted measures	$57.1	$679.6	$563.8	$301.1	$1.04
% of revenue		32%	26%

(a) Adjustments tax effected at 37%, except impairment included $44.7 million of tax benefit related to
Entraction closures
(b) Primarily related to DoubleDown

© IGT. All rights reserved.

News Release
International Game Technology Reports 2013 Fourth Quarter and Fiscal Year Results

Adjusted Diluted EPS For The Years Ended September 30,	2013	2012	2011	2010	2009

GAAP Diluted EPS from Continuing Operations	$1.03	$0.86	$0.97	$0.73	$0.50
Acquisition-related charges (a)	0.24	0.20	-	-	-
Impairment and restructuring	0.01	(0.04)	0.03	0.15	0.24
Proxy fees	0.02	-	-	-	-
Legal settlement	0.01	-	-	-	-
IP Usage settlements	(0.02)	-	0.01	-	-
Severance	-	0.01	-	-	-
Distributor settlement	-	0.01	-	-	-
Investment (gain) loss	-	-	(0.01)	0.07	0.05
Debt refinancing charges	-	-	-	0.01	0.01
Certain discrete tax items (benefits)	(0.02)	-	(0.07)	(0.12)	(0.06)
Total non-GAAP adjustments	0.24	0.18	(0.04)	0.11	0.24

Adjusted Diluted EPS from Continuing Operations	$1.27	$1.04	$0.93	$0.84	$0.74
(a) Primarily related to DoubleDown

Adjusted EBITDA For The Periods Ended September 30,
	Fourth Quarters		Years
	2013	2012	2013	2012

GAAP Income from continuing operations	$63.5	$90.1	$272.7	$249.7
Other (income) expense, net	23.9	15.6	91.8	78.9
Income tax provision	36.0	2.6	129.6	93.1
Depreciation and amortization	56.0	61.0	231.6	240.3
Other charges:
Share-based compensation	10.7	7.8	39.4	33.2
Contingent acquisition-related costs	15.3	31.3	73.9	69.1
Impairment	0.4	42.5	3.6	42.5
Adjusted EBITDA	$205.8	$250.9	$842.6	$806.8

Free Cash Flow For The Years Ended September 30,
			2013	2012

GAAP net operating cash flows			$462.6	$446.5
Investment in property, plant and equipment			(21.9)	(43.8)
Investment in gaming operations equipment			(105.5)	(162.4)
Investment in intellectual property			(0.4)	(2.5)
Free Cash Flow (before dividends)			334.8	237.8
Dividends paid			(79.0)	(70.6)
Free Cash Flow (after dividends)			$255.8	$167.2

We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management's effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not be comparable.

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